Exhibit 16.1

Established 1926 Von Karman Towers 18201 Von Karman Ave., Suite 1060 Irvine, CA 92612 Tel: (949) 271-2600 Fax: (949) 660-5681 www.windes.com Other Offices: Long Beach Torrance Los Angeles

August 9, 2012

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements under the heading “Change in Independent Registered Public Accounting Firm” in the Registration Statement on Form S-1 of William Lyon Homes (the “Company”) and are in agreement with the statements contained therein pertaining to us.

We have no basis to agree or disagree with other statements of the Company contained therein.

/s/ Windes & McClaughry Accountancy Corporation